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                                                                   EXHIBIT 10.12

[BAKER HUGHES LOGO]

                  POLICY:     BAKER HUGHES INCORPORATED
                              EXECUTIVE SEVERANCE POLICY

APPROVED:         PRESIDENT                        EFFECTIVE:         01-01-2000
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         POLICY:              Baker Hughes Incorporated ("BHI")
                              Executive Severance Policy (the "Policy")

         SCOPE: This policy covers all U.S. based Executive Salary Grade System employees (the "Executives") of Baker Hughes Incorporated, its divisions, subsidiaries and BHI controlled affiliates (the "Company")

         PURPOSE: To have a uniform Policy regarding severance benefits for all U.S. based Company Executives on the Executive Salary Grade System. This Policy is intended to afford the specified Executives whose employment is terminated for reasons specified below an income stream for a fixed time period while such Executives actively seek and obtain gainful employment or become self employed.

         ELIGIBILITY:         Executives shall be eligible for the benefits
                              under this Policy if (1) their employment is terminated because their position is eliminated, or (2) their employment is terminated in conjunction with an acquisition, merger, spin-off, reorganization (either business or personnel), facility closing or a discontinuance of operations of the divisions in which such Executives are employed. Executives shall not be eligible for the benefits under this Policy if they are terminated for any other reason, or if they resign or retire.
                              Executives shall not be eligible for the benefits under this Policy if, in the event of an acquisition or merger, they are offered a position by BHI or the successor company at the same base salary at a work location within fifty (50) miles of their current work location.

         BENEFITS:            Eligible Executives shall be eligible for the
                              severance benefits as described in the "Settlement
                              Agreement and General Release". The duration of these benefits is dependent upon the Executive's salary band as shown below:

                              Salary Band              No. of Months
                              -----------              ---------
                              1                             9
                              2                            12
                              3 - 5                        15
                              6 - 8                        18



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[BAKER HUGHES LOGO]

                  POLICY:     BAKER HUGHES INCORPORATED
                              EXECUTIVE SEVERANCE POLICY

APPROVED:         PRESIDENT                        EFFECTIVE:         01-01-2000
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  REQUIREMENTS:               In order to receive the benefits described in the
                              Settlement Agreement and General Release, an
                              Executive must agree to the terms and conditions of that document with the execution of their signature.

  MISCELLANEOUS:              The Company is an "employment at will" employer.
                              Employees have the right to resign their positions
                              "at will" and the Company has the right to terminate an employee "at will" with or without notice of cause. No employee's "at will" status may be modified except in a written contract executed by BHI's President.

                              The benefits described in this Policy shall be interpreted and administered by BHI's Vice President of Human Resources in accordance with the terms and conditions of the various benefit plans described in the Letter.

                              The benefits outlined in this Policy supersede, negate and replace all other benefits the Company has offered or may offer to other Company employees including those offered by the division where such Executives are employed.

                              The benefits under this Policy may be amended, expanded or discontinued at any time at the sole discretion of BHI with or without notice.


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[BAKER HUGHES LOGO]

                  POLICY:     BAKER HUGHES INCORPORATED
                              EXECUTIVE SEVERANCE POLICY

APPROVED:         PRESIDENT                        EFFECTIVE:         01-01-2000
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                    SETTLEMENT AGREEMENT AND GENERAL RELEASE

         FIRST: Employee's active employment with the Company will terminate on _____________, 20____ ("Effective Date"). At that time, Employee will be placed on a paid Leave of Absence for ___________ months. During this period, Employee will receive a salary of $_________ per month. Employee will receive this salary amount until the expiration of the period or until Employee obtains employment or becomes self employed ("Subsequent Employment Date"), whichever occurs first. If Employee obtains employment or becomes self employed during the paid Leave of Absence period and earns less than $___________ per month, Employee will continue to receive the difference between the amount earned and $___________per month until the expiration of the period.

         SECOND: During the paid Leave of Absence period, Employee will continue to be eligible for the group insurance programs on which Employee is currently enrolled as of the Effective Date. Such benefits will cease as of the expiration of the paid Leave of Absence period or as of the date other medical, dental, and life insurance becomes available following Employee's Subsequent Employment Date, whichever occurs first. Upon the termination of coverage under the Company's programs, Employee may be eligible to buy continuation coverage under the terms and for the period mandated by federal law. Coverage for short-term and long-term disability will not be extended to Employee after the Effective Date.

         THIRD: Employee may elect to continue to participate in the BHI Employee Thrift Plan and the BHI Employee Stock Purchase Plan until the expiration of the paid Leave of Absence period or until the Subsequent Employment Date, whichever comes first. All benefits, contributions or disbursements, if any, under such Plans will be paid to Employee in accordance with such Plans upon the expiration of the period or Subsequent Employment Date, whichever occurs first.

         FOURTH: If Employee was participating in the BHI Employee Stock Option Plan and/or the BHI Convertible Debenture Plan as of the Effective Date, such participation may continue until the expiration of the paid Leave of Absence period. No new options or debenture grants will be awarded to Employee after the Effective Date. Employee will be permitted to exercise or convert any option rights or convertible debenture rights awarded prior to the Effective Date for a period of up to three (3) months from the expiration of the paid Leave of Absence period, or the normal expiration date of these rights, whichever occurs first, but only to the extent that such rights are vested or convertible by the date of exercise. If any of Employee's convertible debentures remain unconverted at the end of the period in which they can be exercised, Company will prepay the debentures in accordance with the terms of such Plan.

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[BAKER HUGHES LOGO]

                  POLICY:     BAKER HUGHES INCORPORATED
                              EXECUTIVE SEVERANCE POLICY

APPROVED:         PRESIDENT                        EFFECTIVE:         01-01-2000
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         FIFTH: Employee's bonus for 20____ will be determined with reference to formal written objectives and paid in __________________, 20____. The bonus will be determined at the Company's sole discretion based on fiscal 20_____ audited results.

         SIXTH: All payments by Company for Employee's club memberships or other perquisites will cease on the Effective Date. Employee has the option of purchasing Employee's club membership for the fair market value of such membership as determined by Company.

         SEVENTH: Employee will return to company all Company property in Employee's possession as of the Effective Date including but not limited to credit cards and documents of any kind.

         Employee will prepare and submit a final expense account reimbursement request for expenses incurred prior to the Effective Date. Such expense account reimbursement request will be reviewed and paid in accordance with company policy.

         Employee agrees and consents to allow Company to deduct from the paid Leave of Absence salary payments any amounts of money that Employee owes to Company.

         EIGHTH: Outplacement services will be provided to Employee at Company expense in accordance with Company policy.

         NINTH: The benefits described above supersede, negate and replace any other benefits offered by Company to Employee. This Agreement will be administered by BHI's Chief Administrative Officer who will also resolve any issues regarding the interpretation, implementation or administration of the benefits described above.

         TENTH: By executing this Agreement, Employee accepts the fact that Employee's relationship with the Company was "at-will employment" meaning that either Employee or Company could terminate the relationship with or without notice and with or without cause, at any time.

         ELEVENTH: Payment of the above described benefits is contingent upon the Employee executing and returning this Settlement Agreement and General Release to Company. Employee may take up to _________________ (___) days to consider this Agreement prior to executing it. Furthermore, Employee has a seven (7) day period after executing this Agreement during which time Employee may revoke Employee's consent to the Agreement, and this Agreement will not become effective or enforceable until such revocation period has expired.
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[BAKER HUGHES LOGO]

                  POLICY:     BAKER HUGHES INCORPORATED
                              EXECUTIVE SEVERANCE POLICY

APPROVED:         PRESIDENT                        EFFECTIVE:         01-01-2000
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         TWELFTH: This Agreement shall not in any way be construed as an admission by Company that it has acted wrongfully with respect to Employee or any other person, or that Employee has any rights whatsoever against Company, and Company specifically disclaims any liability to wrongful acts against Employee or any other person, on the part of itself, its employees or its agents.

         THIRTEENTH: Employee represents, understands and agrees that Employee's active employment with the Company has or will soon terminate and that Employee will not apply for or otherwise seek active employment or extended inactive employment with Company at any time.

         FOURTEENTH: Employee further agrees that during any period in which Employee is receiving benefits under this Agreement, Employee will not solicit or participate in or assist in any way in the solicitation or recruitment, directly or indirectly, of any Company employees or customers. In view of the nature of Employee's employment and the information and trade secrets which Employee has received during the course of Employee's employment with ____________________, Employee likewise agrees that Company would be irreparably harmed by any violation or threatened violation of this Agreement and that Company shall be entitled to injunctive relief prohibiting Employee from any violation or threatened violation of this Agreement.

         FIFTEENTH: As a material inducement for Company to enter into this Agreement, Employee hereby irrevocably and unconditionally releases, acquits and forever discharges Company and its affiliated companies and their directors, officers, employees and representatives, (collectively "Releasees") from any and all claims, liabilities, obligations, damages, causes of action, demands, costs, losses, and/or expenses (including attorneys fees), of any nature whatsoever, whether known or unknown, including but not limited to, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, or any tort, or any legal restrictions on the Company's right to terminate employees, or any federal, state or other governmental statute, regulation, or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, and the Federal Age Discrimination in Employment Act, which Employee claims to have against any of the Releasees. In addition, Employee waives all rights and benefits afforded by any state laws which provide in substance that a general release does not extend to claims which a person does not know or suspect to exist in his favor at the time of executing the release which, if known by him, must have materially affected employee's settlement with the other person. The only exception to the foregoing are claims and rights that may arise after the date of execution of this Agreement.

         SIXTEENTH: Employee represents and acknowledges that in executing this Agreement Employee does not rely and has not relied upon any representation or statement, oral or written, not set forth herein, made by any of the Releasees or by any of the Releasees' agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.


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[BAKER HUGHES LOGO]

                  POLICY:     BAKER HUGHES INCORPORATED
                              EXECUTIVE SEVERANCE POLICY

APPROVED:         PRESIDENT                        EFFECTIVE:         01-01-2000
--------------------------------------------------------------------------------

         SEVENTEENTH: This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings, oral or written, between the parties hereto pertaining to the subject matter hereof.

         EIGHTEENTH: This Agreement shall be construed and interpreted in accordance with the laws of the State of Texas with venue for litigation being in Houston, Texas.

         NINETEENTH: The invalidity or unenforceability of a term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement, which shall remain in full force and effect.

         TWENTIETH: Employee represents and agrees that Employee fully understands Employee's right to discuss all aspects of this Agreement with Employee's private attorney, that to the extent, if any, that employee desires, Employee has availed___________________________ of this right, that Employee has carefully read and fully understands all of the provisions of this Agreement and that Employee is voluntarily entering into this Agreement.

         TWENTY - FIRST: Employee acknowledges, by Employee's signature below, that Employee was given this Agreement on the ________day of _____________________, 20_____.



         PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. YOU MAY TAKE UP TO ________________ (____) DAYS FROM RECEIPT OF THIS AGREEMENT TO CONSIDER ITS TERMS BEFORE SIGNING IT. YOU ARE ENCOURAGED TO CONSULT AN ATTORNEY BEFORE EXECUTING THIS AGREEMENT IF THAT IS YOUR DESIRE.

         EXECUTED at _________________________ (city), ___________________
    (state), this __________day of ______________________, 20______.

    BAKER HUGHES INCORPORATED



    By:

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